FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                             TEXAS UTILITIES COMPANY
                         (doing business as TXU Corp)
             (Exact name of Registrant as specified in its Charter)

                Texas                                       75-2669310
      (State of incorporation                             (I.R.S. Employer
          or organization)                               Identification No.)


                                  TXU CAPITAL II
                 (Exact name of registrant as specified in its charter)

             Delaware                                     To be applied for
      (State of incorporation                             (I.R.S. Employer
          or organization)                               Identification No.)


                                1601 Bryan Street
                                Dallas, Texas 75201
                         (Address of principal executive
                           offices, including zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class           Name of each exchange on which
               to be so registered                each class is to be so
                                                      registered

           Trust Preferred Securities
     (and the Guarantee with respect thereto)     New York Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
  Instruction A.(c), check the following box.     [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
  Instruction A.(d), check the following box.     [ ]

      Securities Act registration statement file number to which this form relates: 333-79221, 333-79221-01, 333-79221-02, 333-79221-03.
             ---------------------------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:  None.

         The Commission is respectfully requested to send copies of all notices, orders and communications to:


           Robert A. Wooldridge, Esq             Robert J. Reger, Jr., Esq.
    Worsham, Forsythe & Wooldridge, L.L.P.        Thelen Reid & Priest LLP
               1601 Bryan Street                    40 West 57th Street
              Dallas, Texas 75201                New York, New York  10019

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


  Item 1.   Description of Registrant's Securities to be Registered.
            -------------------------------------------------------

            The class of securities to be registered hereby are the 8.70% Trust Originated Preferred Securities SM (Securities) of TXU Capital II, a Delaware business trust (Trust). The Securities represent undivided beneficial interests in the assets of TXU Capital II and are guaranteed by Texas Utilities Company, doing business as TXU Corp (Company), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (Guarantee). The Guarantee is incorporated herein by reference to Exhibit (4)(l) to the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-79221, 333-79221-01, 333-79221-02,
333-79221-03), filed with the Securities and Exchange Commission (Commission) on May 25, 1999 (Registration Statement). The Registration Statement was declared effective on June 9, 1999. The particular terms of the Securities and the Guarantee are described in the Prospectus Supplement dated December 8, 1999 and the accompanying Prospectus dated June 9, 1999, which have been filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference into this Registration Statement on Form 8-A.

  Item 2.   Exhibits.
            --------

            Exhibit        Description
            -------        -----------

              1. Trust Agreement and Certificate of Trust of TXU Capital II (incorporated herein by reference to Exhibit 4(f) of the Registration Statement).

              2. Form of Amended and Restated Trust Agreement (incorporated herein by reference to Exhibit 4(i) of the Registration Statement).

              3. Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) of TXU Corp, dated December 1, 1998 (incorporated herein by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K (Commission File No. 1-12833) filed January 19,
                           1999).

              4. Form of Officer's Certificate establishing the Junior Subordinated Debentures, with the Form of Junior Subordinated Debenture attached (incorporated herein by reference to Exhibit 4(k) Registration Statement).

              5. Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4(l) of the Registration Statement).

              6. Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit C to Exhibit 4(i) of the Registration Statement).

              7. Form of Preferred Trust Securities (incorporated herein by reference to Exhibit D to Exhibit 4(i) of the Registration Statement).


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

                                      SIGNATURE

            Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  December 10, 1999            TXU CAPITAL II


                                     By: /s/ Robert J. Reger, Jr.
                                        -----------------------------
                                            Robert J. Reger, Jr.


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